UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2019

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Pheasant Run
Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	ONTX	The Nasdaq Stock Market LLC
Warrants to purchase common stock	ONTXW	The Nasdaq Stock Market LLC

Item 3.01. Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On November 19, 2019, Onconova Therapeutics, Inc. (the “Company”) received a letter from the Nasdaq Staff (the “Staff”) stating that the Company had not been able to regain compliance with Nasdaq’s $2.5 million minimum stockholders’ equity requirement (the “Stockholders’ Equity Requirement”), and that the Staff had determined to seek to delist the Company’s securities from Nasdaq unless the Company requests a hearing before the Nasdaq Hearings Panel (the “Panel”).

Accordingly, the Company intends to request a hearing before the Panel, which has the authority to grant the Company an additional extension of time of up to 180 calendar days from November 19, 2019 to regain compliance. The hearing request will stay any suspension or delisting action pending the hearing and the expiration of any additional extension period granted by the Panel following the hearing.  The Company is working with its advisors to prepare a plan of compliance to be reviewed with the Panel.

The Company is required to meet certain qualitative and financial tests to maintain the listing of the Company’s securities on The Nasdaq Capital Market (“Nasdaq”).  As of March 31, 2019, June 30, 2019 and September 30, 2019, the Company’s total stockholders’ equity was approximately $(1.5) million, $(4.6) million and $(6.0) million, respectively.  As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 24, 2019, the Company was notified on May 21, 2019 by Nasdaq that the Company did not comply with the Stockholders’ Equity Requirement because the Company’s stockholders’ deficit of approximately $1.5 million, as reported in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2019, was below the required minimum stockholders’ equity of $2.5 million, and as of the date of the notification, the Company did not meet the alternative compliance standards under Nasdaq Listing Rule 5550(b) for the continued listing of the Company’s securities on Nasdaq. In accordance with Nasdaq Listing Rules, the Company had 45 calendar days, or until July 5, 2019, to submit a plan to regain compliance. In order to maintain its listing, the Company submitted a plan of compliance addressing how it intended to regain compliance with Nasdaq Listing Rule 5550(b) within 180 days of notification, or November 18, 2019, which was accepted by Nasdaq on July 26, 2019. If the Company’s securities are delisted, it could be more difficult to buy or sell the Company’s securities and to obtain accurate quotations, and the price of the Company’s securities could suffer a material decline. Delisting could also impair the Company’s ability to raise capital.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2019	Onconova Therapeutics, Inc.

	By:	/s/ Mark Guerin
		Name:	Mark Guerin
		Title:	Chief Financial Officer

3